EXHIBIT 5.2

[LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]

August 14, 2009

To Each of the Persons Listed

on Schedule A Attached Hereto

Re: SCE Trust I, SCE Trust II and SCE Trust III

Ladies and Gentlemen:

We have acted as special Delaware counsel for Southern California Edison Company, a California corporation (the “Company”), SCE Trust I, a Delaware statutory trust (“Trust I”), SCE Trust II, a Delaware statutory trust (“Trust II”) and SCE Trust III, a Delaware statutory trust (“Trust III” and together with Trust I and Trust II, the “Trusts”) in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a) The Certificate of Trust of Trust I, dated August 22, 2000 (the “Original Trust I Certificate”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on August 22, 2000;

(b) The Trust Agreement of Trust I, dated as of August 22, 2000, among the Company and the trustees of Trust I named therein, as amended by the Amendment to Trust Agreement relating thereto, dated as of December 8, 2004, among the Company and the trustees of Trust I named therein, as further amended by the Removal and Appointment of Trustees of Trust I, dated as of August 2, 2006, among the Company and the trustees of Trust I named therein;

(c) The Certificate of Amendment Pursuant to 3807(e) of the Delaware Statutory Trust Act, relating to Trust I, as filed in the office of the Secretary of State on July 9, 2001 (the “First Amended Trust I Certificate”);

To Each of the Persons Listed

on Schedule A Attached Hereto

August 14, 2009

(d) The Certificate of Amendment to Certificate of Trust of Trust I, dated as of August 2, 2006, as filed in the office of the Secretary of State on August 2, 2006 (the “Second Amended Trust I Certificate”);

(e) The Certificate of Amendment Pursuant to 3807(e) of the Delaware Statutory Trust Act, relating to Trust I, as filed in the office of the Secretary of State on January 15, 2008 (the “Third Amended Trust I Certificate”);

(f) The Certificate of Amendment Pursuant to 3807(e) of the Delaware Statutory Trust Act, relating to Trust I, as filed in the office of the Secretary of State on June 30, 2008 (collectively with the Original Trust I Certificate, the First Amended Trust I Certificate, the Second Amended Trust I Certificate and the Third Amended Trust I Certificate, the “Trust I Certificate”);

(g) The Certificate of Trust of Trust II, dated August 22, 2000 (the “Original Trust II Certificate”), as filed in the office of the Secretary of State on August 22, 2000;

(h) The Trust Agreement of Trust II, dated as of August 22, 2000, among the Company and the trustees of Trust II named therein, as amended by the Amendment to Trust Agreement relating thereto, dated as of December 8, 2004, among the Company and the trustees of Trust II named therein, as further amended by the Removal and Appointment of Trustees of Trust II, dated as of August 2, 2006, among the Company and the trustees of Trust II named therein;

(i) The Certificate of Amendment Pursuant to 3807(e) of the Delaware Statutory Trust Act, relating to Trust II, as filed in the office of the Secretary of State on July 9, 2001 (the “First Amended Trust II Certificate”);

(j) The Certificate of Amendment to Certificate of Trust of Trust II, dated as of August 2, 2006, as filed in the office of the Secretary of State on August 2, 2006 (the “Second Amended Trust II Certificate”);

(k) The Certificate of Amendment Pursuant to 3807(e) of the Delaware Statutory Trust Act, relating to Trust II, as filed in the office of the Secretary of State on January 15, 2008 (the “Third Amended Trust II Certificate”);

(l) The Certificate of Amendment Pursuant to 3807(e) of the Delaware Statutory Trust Act, relating to Trust II, as filed in the office of the Secretary of State on June 30, 2008 (collectively with the Original Trust II Certificate, the First Amended Trust II Certificate, the Second Amended Trust II Certificate and the Third Amended Trust II Certificate, the “Trust II Certificate”);

To Each of the Persons Listed

on Schedule A Attached Hereto

August 14, 2009

(m) The Certificate of Trust of Trust III, dated December 8, 2004, as filed in the office of the Secretary of State on December 8, 2004, as amended by the Certificate of Amendment to Certificate of Trust of Trust III, dated as of August 2, 2006, as filed in the office of the Secretary of State on August 2, 2006 (as so amended, the “Original Trust III Certificate”);

(n) The Trust Agreement of Trust III, dated as of December 8, 2004, among the Company and the trustees of Trust III named therein, as amended by the Removal and Appointment of Trustees of Trust III, dated as of August 2, 2006, among the Company and the trustees of Trust III named therein;

(o) The Certificate of Amendment Pursuant to 3807(e) of the Delaware Statutory Trust Act, relating to Trust III, as filed in the office of the Secretary of State on January 15, 2008 (the “First Amended Trust III Certificate”);

(p) The Certificate of Amendment Pursuant to 3807(e) of the Delaware Statutory Trust Act, relating to Trust III, as filed in the office of the Secretary of State on June 30, 2008 (together with the Original Trust III Certificate and the First Amended Trust III Certificate, the “Trust III Certificate”);

(q) A form of Amended and Restated Trust Agreement for each of the Trusts (including Exhibits A, B and D thereto) relating to the purchase of a series of the Company’s subordinated debt securities by the respective Trusts (a “Trust Agreement Relating to Subordinated Debt Securities”), to be entered into among the Company, the trustees of the respective Trust named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the respective Trust, incorporated by reference as an exhibit to the Registration Statement (as defined below);

(r) A form of Amended and Restated Trust Agreement for each of the Trusts (including Exhibits A, B and D thereto) relating to the purchase of a series of the Company’s preferred stock by the respective Trusts (a “Trust Agreement Relating to Preferred Stock”), to be entered into among the Company, the trustees of the respective Trust named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the respective Trust, incorporated by reference as an exhibit to the Registration Statement;

(s) The Registration Statement on Form S-3 (the “Registration Statement”), including a prospectus (the “Prospectus”), relating to the preferred securities of Trust I, representing undivided beneficial interests in the assets of Trust I (each, a “Trust I Preferred Security” and collectively, the “Trust I Preferred Securities”), the preferred securities of Trust II, representing undivided beneficial interests in the assets of Trust II (each, a “Trust II Preferred Security” and collectively, the “Trust II Preferred Securities”),

To Each of the Persons Listed

on Schedule A Attached Hereto

August 14, 2009

and the preferred securities of Trust III, representing undivided beneficial interests in the assets of Trust III (each, a “Trust III Preferred Security” and collectively, the “Trust III Preferred Securities”), as proposed to be filed by the Company, Trust I, Trust II and Trust III with the Securities and Exchange Commission on or about August 14, 2009;

(t) A Certificate of Good Standing for Trust I obtained from the Secretary of State on August 4, 2009;

(u) A Certificate of Good Standing for Trust II obtained from the Secretary of State on August 4, 2009; and

(v) A Certificate of Good Standing for Trust III obtained from the Secretary of State on August 4, 2009.

Trust I, Trust II and Trust III are sometimes individually referred to herein as a “Trust.” The Trust I Certificate, the Trust II Certificate and the Trust III Certificate are collectively referred to as the “Certificates.”

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (v) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (v) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the governing instrument of Trust I is either a duly completed Trust Agreement Relating to Subordinated Debt Securities or a duly completed Trust Agreement Relating to Preferred Stock (in either case, the “Relevant Trust I Agreement”), (ii) that the governing instrument of Trust II is either a duly completed Trust Agreement Relating to Subordinated Debt Securities or a duly completed Trust Agreement Relating to Preferred Stock (in either case, the “Relevant Trust II Agreement”), (iii) that the governing instrument of Trust III is either a duly completed Trust Agreement Relating to Subordinated Debt Securities or a duly completed

To Each of the Persons Listed

on Schedule A Attached Hereto

August 14, 2009

Trust Agreement Relating to Preferred Stock (in either case, the “Relevant Trust III Agreement”), (iv) that the Relevant Trust I Agreement, the Relevant Trust II Agreement, the Relevant Trust III Agreement and each Certificate is in full force and effect and has not been amended, (v) except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (vi) the legal capacity of each natural person is a signatory to the documents examined by us, (vii) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (viii) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (ix) the receipt by each person or entity to whom a Trust I Preferred Security is to be issued by Trust I (collectively, the “Trust I Preferred Security Holders”) of a Preferred Securities Certificate (as defined in the Relevant Trust I Agreement) for the Trust I Preferred Security and the payment for the Trust I Preferred Security acquired by it, in accordance with the Relevant Trust I Agreement and the Registration Statement, (x) the receipt by each person or entity to whom a Trust II Preferred Security is to be issued by Trust II (collectively, the “Trust II Preferred Security Holders”) of a Preferred Securities Certificate (as defined in the Relevant Trust II Agreement) for the Trust II Preferred Security and the payment for the Trust II Preferred Security acquired by it, in accordance with the Relevant Trust II Agreement and the Registration Statement, (xi) the receipt by each person or entity to whom a Trust III Preferred Security is to be issued by Trust III (collectively, the “Trust III Preferred Security Holders”) of a Preferred Securities Certificate (as defined in the Relevant Trust III Agreement) for the Trust III Preferred Security and the payment for the Trust III Preferred Security acquired by it, in accordance with the Relevant Trust III Agreement and the Registration Statement, (xii) that the Trust I Preferred Securities are issued and sold to the Trust I Preferred Security Holders in accordance with the Relevant Trust I Agreement and the Registration Statement, (xiii) that the Trust II Preferred Securities are issued and sold to the Trust II Preferred Security Holders in accordance with the Relevant Trust II Agreement and the Registration Statement, and (xiv) that the Trust III Preferred Securities are issued and sold to the Trust III Preferred Security Holders in accordance with the Relevant Trust III Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

To Each of the Persons Listed

on Schedule A Attached Hereto

August 14, 2009

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Trust I has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801, et seq.) (the “Statutory Trust Act”). Trust II has been duly created and is validly existing in good standing as a statutory trust under the Statutory Trust Act. Trust III has been duly created and is validly existing in good standing as a statutory trust under the Statutory Trust Act.

2. The Trust I Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of Trust I. The Trust II Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of Trust II. The Trust III Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of Trust III.

3. The Trust I Preferred Security Holders, as beneficial owners of Trust I, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Trust I Preferred Security Holders may be obligated to make payments as set forth in the Relevant Trust I Agreement. The Trust II Preferred Security Holders, as beneficial owners of Trust II, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Trust II Preferred Security Holders may be obligated to make payments as set forth in the Relevant Trust II Agreement. The Trust III Preferred Security Holders, as beneficial owners of Trust III, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Trust III Preferred Security Holders may be obligated to make payments as set forth in the Relevant Trust III Agreement.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading “Validity of the Securities and Preferred Securities Guarantees” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the

To Each of the Persons Listed

on Schedule A Attached Hereto

August 14, 2009

Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

SCHEDULE A

SCE Trust I

2244 Walnut Grove Avenue

Rosemead, California 91770

SCE Trust II

2244 Walnut Grove Avenue

Rosemead, California 91770

SCE Trust III

2244 Walnut Grove Avenue

Rosemead, California 91770